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                                                                  EXHIBIT 10(ee)

                             SECOND AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT


This Second Amendment to the Revolving Credit Agreement, dated as of August 25, 1995 is made by and between The Provident Bank (the "Bank"), an Ohio banking corporation, doing business at One East Fourth Street, Cincinnati, Ohio 45202, and Max & Erma's Restaurants, Inc. (the "Borrower"), a Delaware corporation, doing business at 4849 Evanswood Drive, Columbus, Ohio, 43229.


                             W I T N E S S E T H

WHEREAS, the parties hereto have previously entered into that certain Revolving Credit Agreement dated as of October 25, 1993, as first amended on January 17, 1994, (hereinafter the "RCA"), whereby the Bank made certain loans to Borrower;

WHEREAS, the parties wish to further amend the RCA to provide for changes in covenants and certain other provisions;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

1. The date in the last line of Section 1.1 (a) shall be amended to read "January 1, 2003".

2. The second sentence of Section 1.1 (b) shall be deleted and the following inserted in its place:
   The initial Baseline Commitment of the Bank is $15,000,000 which Baseline Commitment shall decreased by $750,000 every three months, with the first decrease to occur on January 1, 1998.

3. A new Section 1.4 shall be inserted to read as follows:
   1.4 AMENDMENT FEE. The Company agrees to pay to the Bank a $7,500.00 fee in consideration of entering into the amendments set forth herein.

4. Section 1.4 (b) shall be deleted in its entirety and a new Section 1.4 (b) inserted in its place:
   (b) INTEREST. Each Loan shall bear interest on the unpaid principal balance of all Loans made by the Bank for each day from the day such Loan is made until it becomes due, at a fluctuating rate per annum which rate will be immediately adjusted upon the execution of this Amendment. Thereafter such rate will be adjusted based upon the Borrower's submission of financial information pursuant to Section 5.2 herein beginning with the quarter ending in November, 1995. The interest rate adjustment will be effective the first Monday following receipt by the Bank of the Quarterly Compliance Certificate pursuant to Section 5.4 (c) herein. The interest rate will be established from the following schedule based upon the Borrower's ratio of Unsubordinated Indebtedness to the sum of Tangible Net Worth plus Subordinated Debt as of the date of such fiscal quarter end:

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
           Ratio at quarter end   Rate for following quarter
           --------------------   --------------------------
           Less than .75:1.0      One quarter (1/4%) above the Prime Rate.

           .751 through 1.0:1.0   One half (1/2%) above the Prime Rate.

           Greater than 1.0:1.0   Three quarters (3/4%) above the Prime Rate.



Interest on all Loans shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. As used in this Agreement, the term "Prime Rate" on any day shall mean the rate published or announced by the Bank as its "Prime Rate" which rate may not be the Bank's lowest rate. Any change in the interest rate on a Loan due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate. Interest on the Loans shall be payable quarterly on the last day of each December, March, June and September, commencing on the first such date following the initial Loan. To the extent permitted by applicable law, the Bank may charge interest at the foregoing rates on all interest and other amounts owing hereunder which are not paid when due.

5. A new Section 5.4 (c) shall be added which will read as follows:
   (c) INTEREST RATE. Setting forth, in summary form, calculations showing the ratio set forth in Section 1.4 (b).

6. A new Section 6.1 (a) (viii) will be added which shall read as follows:
   (viii) Liens encumbering not more than five restaurant locations which shall secure Indebtedness of the Company as provided for in Section 6.1 (b) (iv).

7. A new Section 6.1 (b) (iv) will be added which shall read as follows:
   (iv) Indebtedness incurred; the terms of which are essentially as outlined in that certain proposal for permanent financing submitted to the Borrower on August 8, 1995 by MetLife Capital Corporation, a copy of which was provided the Bank.


IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Revolving Credit Agreement as of the date first set forth above.


MAX & ERMA'S RESTAURANTS, INC.               THE PROVIDENT BANK


By: /s/ William C. Niegsch, Jr.              By: /s/ Michael G. Giuholi
   ------------------------------               ------------------------------
        William C. Niegsch, Jr.                      Michael G. Giuholi
        Executive Vice President                     Regional Vice President



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